UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2017 (May 25, 2017)

LINN ENERGY, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51719	81-5366183
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

600 Travis Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On May 25, 2017, Linn Energy Holdings, LLC (“LEH”) and Linn Operating, LLC (“LOL” and together with LEH, the “Seller”), each of which is a wholly owned subsidiary of Linn Energy, Inc. (the “Company”), entered into a purchase and sale agreement (the “PSA”) with Denbury Onshore, LLC (the “Buyer”). Pursuant to the terms of the PSA, the Seller agrees to sell approximately 5,000 total net acres located in the Salt Creek Field, Wyoming to the Buyer for $71.5 million in cash, subject to purchase price adjustments (the “Denbury Assets Sale”). Proceeds from the Denbury Assets Sale are expected to be used to reduce outstanding borrowings under the Company’s revolving credit facility. The Denbury Assets Sale is expected to close in the second quarter of 2017, with an effective date of March 1, 2017.

The PSA contains various representations, warranties, covenants and indemnification obligations of the Seller and the Buyer that are customary in transactions of this type. The closing is subject to satisfaction or waiver of specified conditions, including the material accuracy of the representations and warranties of the Seller and the Buyer. There can be no assurance that these closing conditions will be satisfied.

The PSA may be terminated, subject to certain exceptions, (i) by mutual written consent of the Seller and the Buyer, (ii) resulting from certain material breaches of the PSA that remain uncured and cause the failure of certain closing conditions, (iii) if the closing has not occurred on or before August 1, 2017, (iv) in the event the conditions related to the Title Defect Values (as defined in the PSA) and the Aggregate Environmental Defect Values (as defined in the PSA) are not satisfied and (v) upon the occurrence of certain other events specified in the PSA.

On May 26, 2017, the Buyer placed into escrow approximately $7.15 million (the “Deposit Amount”). If the PSA is terminated under certain circumstances resulting from a breach of the PSA by the Buyer, the Seller will be entitled to receive the Deposit Amount as liquidated damages. Alternatively, if the PSA is terminated under certain circumstances resulting from a breach of the PSA by the Seller, the Buyer will be entitled, in addition to seeking damages for breach of the PSA, to receive the Deposit Amount.

The foregoing description of the PSA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the PSA, which will be filed with the Company’s Form 10-Q for the quarter ending June 30, 2017. The PSA is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Seller or the Buyer as of the specific dates therein, is solely for the benefit of the parties to the PSA, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the PSA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the PSA and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

First Amendment to Credit Agreement

On May 31, 2017, the Company entered into the First Amendment and Consent to Credit Agreement (the “First Amendment”), by and among Linn Energy Holdco II LLC, as borrower (the “Borrower”), Linn Energy Holdco LLC, the Company, the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and each of the lenders party thereto (the “Lenders”). The First Amendment amends the parties’ existing Credit Agreement, dated as of February 28, 2017 (the “Credit Agreement”) to provide for, among other things:

(i) the payment in full of the outstanding principal and interest due on account of the term loan under the Credit Agreement and the payment of a portion of the outstanding principal and interest due on account of the reserve-based revolving loan under the Credit Agreement, as funded by no less than $500 million in minimum net cash proceeds from the Jonah Assets Sale (as defined in Item 2.01 below);

(ii) the elimination of the non-conforming borrowing base in respect of the revolving loan facility;

(iii) a decrease in the Borrower’s permitted maximum total net debt to EBITDA maintenance covenant ratio to no more than 4.00 to 1.00, as measured as of the last date of each fiscal quarter, with the first measurement date to be reset to September 30, 2017;

(iv) an additional requirement that the Borrower maintain a minimum maintenance covenant ratio of current assets (including undrawn capacity under the revolving credit agreement) to current liabilities of no less than 1.00 to 1.00, measured as of the last date of any fiscal quarter for the trailing twelve month period then ended, beginning with the fiscal quarter ending September 30, 2017;

(v) the addition of certain permitted investments and restricted payment baskets, including share repurchases up to $75 million, each subject to certain specified terms, conditions, and thresholds;

(vi) the addition of flexibility to contribute specified assets to unrestricted subsidiaries and permitted joint ventures, each subject to certain terms and conditions, including certain separateness covenants;

(vii) the parties’ consent to certain borrowing base adjustments in connection with the sale of certain oil and gas properties, including the Denbury Assets Sale and the Jonah Assets Sale;

(viii) the parties’ consent to a $1 billion borrowing base, applicable to the period beginning on May 31, 2017, with the next scheduled borrowing base redetermination to occur on October 1, 2017; and

(ix) an extension of the deadline for entry into natural gas swap agreements for calendar year 2019 to October 1, 2017.

The First Amendment also contains customary representations, warranties and agreements of the Borrower, the Company, and its subsidiary guarantors.

All other material terms and conditions of the parties’ existing Credit Agreement were unchanged.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which will be filed with the Company’s Form 10-Q for the quarter ending June 30, 2017.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the ability to consummate the Denbury Assets Sale as contemplated by the PSA, the use of the proceeds from the Denbury Assets Sale to reduce outstanding borrowings under the Company’s debt instruments and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 31, 2017, LEH and LOL completed the previously announced sale to Jonah Energy LLC of producing wells and developed and undeveloped acreage covering approximately 27,500 total net acres located in western Wyoming (the “Jonah Assets Sale”). The Company used the net cash proceeds received of approximately $561 million to repay in full its approximate $294 million term loan and to repay a portion of the borrowings outstanding under its revolving loan.

The foregoing description of the Jonah Assets Sale does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, dated April 30, 2017, by and between LEH, LOL and Jonah Energy LLC, which was filed with the Company’s Current Report on Form 8-K on May 4, 2017 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description of the First Amendment included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2017, which gives effect to the Jonah Assets Sale, and the unaudited pro forma condensed consolidated statements of operations of the Company for the three months ended March 31, 2017, and the year ended December 31, 2016, which give effect to the Jonah Assets Sale as well as the Company’s plan of reorganization and fresh start accounting, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

(d) Exhibits.

Exhibit Number	Description

99.1	The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2017, which gives effect to the Jonah Assets Sale, and the unaudited pro forma condensed consolidated statements of operations of the Company for the three months ended March 31, 2017, and the year ended December 31, 2016, which give effect to the Jonah Assets Sale as well as the Company’s plan of reorganization and fresh start accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2017	LINN ENERGY, INC.

	By:	/s/ Candice J. Wells
		Name:	Candice J. Wells
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	The unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2017, which gives effect to the Jonah Assets Sale, and the unaudited pro forma condensed consolidated statements of operations of the Company for the three months ended March 31, 2017, and the year ended December 31, 2016, which give effect to the Jonah Assets Sale as well as the Company’s plan of reorganization and fresh start accounting.